As filed with the Securities and Exchange Commission on
December 7, 1995.
                                     Registration No. 33-________
________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
               ___________________________________

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
               ___________________________________

Incorporated        COMAIR HOLDINGS, INC.         I.R.S. Employer
Under the Laws      P. O. BOX 75021            Identification No.
of Kentucky         CINCINNATI/NORTHERN           31-1243613
                    KENTUCKY INTERNATIONAL AIRPORT
                    CINCINNATI, OHIO  45275
                __________________________________

                COMAIR SAVINGS AND INVESTMENT PLAN
               ___________________________________

                      Gary P. Kreider, Esq.
                   Keating, Muething & Klekamp
                      One East Fourth Street
                     Cincinnati, Ohio  45202
                          (513) 579-6411
                  (Agent for Service of Process)

                 CALCULATION OF REGISTRATION FEE
_________________________________________________________________
                                   Proposed       Proposed
                                    Maximum       Maximum
     Title of         Amount       Offering      Aggregate    Amount of
    Securities         To Be         Price        Offering    Registration
 To Be Registered   Registered     Per Share       Price      Fee


   Common Stock,    1,250,000*     $34.125**   $42,656,250**  $14,710***
   No par value*      Shares
_________________________________________________________________


  * This Registration Statement is filed for up to 1,250,000 shares of Common Stock issuable pursuant to the Comair Savings and Investment Plan (the "Plan"). In addition, this Registration Statement also covers an indeterminate amount of interests offered or sold pursuant to the Plan.

 ** Estimated solely for purposes of calculating registration fee.

*** Registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock quoted on The NASDAQ Stock Market on December
     4, 1995 of $34.125 per share.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents filed by Comair Holding, Inc. (the
"Company" or the "Registrant") with the Securities and Exchange
Commission are incorporated herein by reference and made a part hereof:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and September 30, 1995.

     3. The description of the Company's Common Stock contained in a Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 14,
          1981.

     4.   The Comair Holdings, Inc. Savings and Investment Plan
          Annual Report on Form 11-K for the Plan year ended
          March 31, 1995.

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 4.   Description of Securities

     Not Applicable.


Item 5.   Interests of Named Experts and Counsel

     The legality of the Common Stock offered hereby will be passed upon for the Company by Keating, Muething & Klekamp, 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202. Richard D. Siegel, the Company's Secretary, is a partner of Keating, Muething & Klekamp. Attorneys of Keating, Muething & Klekamp own 39,527 shares of the Company's Common Stock.

Item 6.   Indemnification of Directors and Officers

     Section 271B.8-500 et seq. of the Kentucky 1988 Business Corporation Act (the "Act") allows indemnification by the Regis-trant of any individual made or threatened to be made a party to any proceeding, except a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against liability incurred, including judgments and fines, if he acted in good faith and in a manner reasonably believed to be (i) in the case of conduct in his official capacity with the Registrant, in the best interests of the Registrant and (ii)in all other cases, at least not opposed to the best interests of the Registrant, and with respect to criminal actions, no reasonable cause to believe that his conduct was unlawful. Indemnification is not permitted in a proceeding in which the individual is adjudged liable on the basis that personal benefit was improperly received. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in a proceeding in which the individual shall have been adjudged liable to the Registrant, unless a court determines that in light of all the circumstances, such person is entitled to indemnification. Indemnification permitted in connection with a proceeding by or in the right of the Registrant is limited to reasonable expenses incurred in connection with the proceeding. Permissive indemnification is to be made by a court of competent jurisdiction, the majority vote of a quorum of disinterested directors, the written opinion of independent counsel or by the shareholders. The right to indemnification is mandatory in the case of a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was an officer or director of the Registrant. Mandatory indemnification may be made by a court of competent jurisdiction.

     Article V of the Registrant's By-Laws provides that the Registrant shall, to the fullest extent permitted by the Act, indemnify officers and directors against all costs and expenses, including judgments and fines, reasonably incurred in connection with a defense of any claim asserted or suit or proceeding brought against such person by reason of conduct or actions as a director or officer. The Registrant may provide indemnification for any other person the Registrant has the power to indemnify under the Act.


Item 7.   Exemption from Registration Claimed

     Not Applicable.

Item 8.   Exhibits

     See the Index to Exhibits included herewith at page 8.


Item 9.   Undertakings

     9.1 The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) shall not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.3 The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on December 7, 1995.


                                   COMAIR HOLDINGS, INC.


                                   By:  /s/ David R. Mueller
                                      _________________________
                                      David R. Mueller, Chairman
                                      of the Board and Chief
                                      Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The persons whose names are marked with an asterisk (*) below hereby designate David R. Mueller or David A. Siebenburgen as Attorney-In-Fact to sign all amendments, including any post-effective amendments, to this Registration Statement.

 Signature                Capacity            Date


 /s/ David R. Mueller     Chairman of the     December 7, 1995
 ______________________   Board of Directors,
 David R. Mueller         Chief Executive
                          Officer

 /s/ David A.             President, Chief    December 7, 1995
 Siebenburgen             Operating Officer,
 ______________________   and Director
 David A. Siebenburgen


 /s/ Raymond A. Mueller   Director            December 7, 1995
 ______________________
 Raymond A. Mueller*


 /s/ Robert H.            Director            December 7, 1995
 Castellini
 ______________________
 Robert H. Castellini*


 /s/ Christopher J.       Director            December 7, 1995
 Murphy, III
 ______________________
 Christopher J. Murphy,
 III*

                          Director            December 7, 1995

 /s/ Gerald L. Wolken
 _______________________
 Gerald L. Wolken*


 /s/ Maurice W. Worth     Director            December 7, 1995
 _______________________
 Maurice W. Worth*


 /s/ Peter H. Forster     Director            December 7, 1995
 _______________________
 Peter H. Forster
                          Director            December 7, 1995
 /s/ John A. Haas
 _______________________
 John A. Haas             Senior Vice Presi-  December 7, 1995
                          dent Finance, Chief
 /s/ Randy D. Rademacher  Financial Officer
 _______________________
 Randy D. Rademacher


                          EXHIBIT INDEX


  Exhibit No.   Description                          Page

       5        Opinion of Keating, Muething    Filed herewith
                & Klekamp

     23.1       Consent of Arthur Andersen      Filed herewith
                LLP

     23.2       Consent of Keating, Muething      Included in
                & Klekamp                          Exhibit 5
      24        Power of Attorney (included     Filed herewith
                on signature page)